Letter of Transmittal

Regarding Units in AMG Pantheon Master Fund, LLC

Tendered Pursuant to the Offer to Repurchase

Dated August 10, 2026

The Offer and withdrawal rights will expire on September 4, 2026 and this Letter of Transmittal must be received by

the Fund’s Administrator, by e-mail, mail, overnight mail or by fax, by 11:59 p.m.,

Eastern Time, on September 4, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to AMG Pantheon Master Fund, LLC, a closed-end, non-diversified management investment company organized under the laws of the State of Delaware (the “Fund”), the units of beneficial interest in the Fund (“Units”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Repurchase dated August 10, 2026 (the “Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Repurchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Repurchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units or portions thereof tendered hereby.

If the undersigned tenders Units and the Fund purchases those Units, the undersigned will receive payment in cash or a non-interest bearing, uncertificated debt obligation. The cash payment of the purchase price for the Units or portion thereof of the undersigned, as described in Section 6 of the Offer to Repurchase, shall be wired to the account of the undersigned from which the subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

VALUATION DATE: September 30, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), September 4, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Administrator No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PART 1 – NAME (AS IT APPEARS ON YOUR AMG PANTHEON MASTER FUND, LLC STATEMENT) AND CONTACT INFORMATION

Custodial Account #:

Account Name/Registration:

Telephone Number:

SSN or Tax ID:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Units.

☐	Full Repurchase

☐	Partial Repurchase of ______ Units (please only provide a number of Units, not a dollar amount)

PART 3 – PAYMENT

Payments will be directed back to your account.

PART 4 – SIGNATURE(S)

The undersigned Member acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s registration statement under the Investment Company Act of 1940, as amended (the “Registration Statement”) and the Offer to Repurchase dated August 10, 2026 (the “Offer to Repurchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Registration Statement. This request is irrevocable except as described in the Offer to Repurchase. The undersigned represents that the undersigned is the beneficial owner of the Units in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Member.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE E-MAIL, MAIL OR FAX TO THE FUND’S ADMINISTRATOR AT:

Regular Mail AMG Pantheon Master Fund, LLC P.O. Box 534417 Pittsburgh, Pennsylvania 15253-4417	E-mail for Submission: pantheontenders2image@bnymellon.com E-mail for Inquiries: pantheoninvserv@bnymellon.com

Fax: (833) 286-8165
Overnight Mail
AMG Pantheon Master Fund, LLC Attn: 534417 AIM 154-0520 1350 Penn Avenue, Suite 102 Pittsburgh, PA 15222	FOR ADDITIONAL INFORMATION CALL: (877) 355-1566